Exhibit 99.1
Oasis Midstream Partners LP Announces Quarter Ended September 30, 2020 Earnings

Houston, Texas — November 3, 2020 — Oasis Midstream Partners LP (Nasdaq: OMP) (“OMP” or the “Partnership”) today announced financial and operating results for the third quarter of 2020.
Third Quarter 2020 Highlights
•Declared the quarterly cash distribution of $0.54 per unit.
•Net income was $43.7 million and net cash from operating activities was $53.3 million.
•Adjusted EBITDA(1) was $57.1 million and Adjusted EBITDA attributable to Oasis Midstream Partners LP(1) was $37.3 million, a 45% increase from the second quarter.
•Distributable cash flow(1) (“DCF”) was $34.1 million and DCF coverage was 1.8x.
•Solid cost control drove higher margins across commodity streams. Operating income improved to 55% of revenue in the third quarter, compared to 42% in the second quarter.
•Resumption of shut-in production drove higher volumes. Natural gas processing volumes were 213.1 MMscfpd in the third quarter, increasing approximately 40% from the second quarter. 61.5 MMscfpd of natural gas processing volumes were from third party producers, up approximately 130% from the second quarter.
•Executed agreement to permanently waive default interest charges based on certain conditions set by OMP lenders that are expected to be satisfied (see “Waiver and Forbearance Agreement” below).
•OMP is not included in Oasis Petroleum’s financial restructuring process; OMP and Oasis Petroleum continue to operate in the normal course; Oasis Petroleum expects to complete its restructuring and emerge from Chapter 11 later this month.
(1) Non-GAAP measure. See “Non-GAAP Financial Measures” below for definitions of all non-GAAP measures included herein and reconciliations to the most directly comparable financial measures under United States generally accepted accounting principles (“GAAP”).
Chief Executive Officer, Taylor Reid, commented, “Volumes rebounded in the third quarter, as companies brought back a substantial amount of previously shut-in production. The OMP team managed costs exceptionally well, driving improved margins and coverage over the course of the quarter. We’re pleased that conditions appear to have stabilized compared to earlier this year, and we continue to take a prudent approach to capital spending as we manage the current operating environment. To that end, we reduced our capital spending outlook in the third quarter and now expect full-year spending to be down approximately 70% from the original budget. In addition, OMP declared a quarterly cash distribution of $0.54 per unit and will continue to monitor market conditions and adjust its operational and financial strategy as appropriate. We remain focused on the health and safety of our employees, contractors, and communities as we continue to drive value for all stakeholders, including OMP unitholders.”
Outlook Update
•Capital expenditures (“CapEx”) net to OMP for full-year 2020 are expected to range from $21 million to $24 million, with $5 million to $8 million of spending in the fourth quarter. Total 2020 CapEx net to OMP is almost 70% below original 2020 guidance.
•OMP expects to exceed the high-end of its 2020 EBITDA guidance released in August 2020 and has increased the range to $140 million to $144 million, with fourth quarter EBITDA expected to range between $30 million to $34 million.

Operational and Financial Update
The following table presents select operational and financial data:

	3Q20
	OMP Ownership(1)	Gross	Net

		(In millions)
Bighorn DevCo
Operating income	100%	$16.7	$16.7
Depreciation, amortization and impairment	100%	3.5	3.5
Total CapEx	100%	1.0	1.0
Bobcat DevCo
Operating income	35.3%	$22.5	$7.9
Depreciation and amortization	35.3%	4.1	1.4
Total CapEx(2)	35.3%	(1.7)	(0.6)
Beartooth DevCo
Operating income	70%	$6.5	$4.6
Depreciation and amortization	70%	2.3	1.6
Total CapEx(2)	70%	(0.5)	(0.3)
Panther DevCo
Operating income	100%	$1.7	$1.7
Depreciation, amortization and impairment	100%	0.6	0.6
Total CapEx(2)	100%	(3.6)	(3.6)
Total OMP
DevCo operating income		$47.4	$30.9
Public company expenses		0.9	0.9
Partnership operating income		46.5	30.0
Depreciation, amortization and impairment		10.5	7.1
Equity-based compensation expense		0.1	0.1
Maintenance CapEx		0.6	0.8
Expansion CapEx(2)		(5.4)	(4.4)
Total CapEx(2)		(4.8)	(3.6)
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(1)Represents OMP’s ownership in each DevCo as of September 30, 2020.
(2)Negative amounts reflect differences between the estimated capital expenditures accrued in a reporting period and actual capital expenditures recognized in a subsequent reporting period.

The following table presents throughput volumes for the third quarter of 2020:

	Metric	3Q20
Bighorn DevCo
Crude oil service volumes	MBopd	31.4
Natural gas service volumes	MMscfpd	213.1
Bobcat DevCo
Crude oil service volumes	MBopd	26.6
Natural gas service volumes	MMscfpd	254.0
Water service volumes	MBowpd	52.8
Beartooth DevCo
Water service volumes	MBowpd	68.0
Panther DevCo
Crude oil service volumes	MBopd	10.6
Water service volumes	MBowpd	41.0

Liquidity
As of September 30, 2020, the Partnership had cash and cash equivalents of $34.7 million and $487.5 million of borrowings outstanding under its revolving credit facility (the “Revolving Credit Facility”). The aggregate commitments under the Revolving Credit Facility were $575.0 million at September 30, 2020, and the Partnership had an unused borrowing capacity of $87.5 million. The Partnership has the ability to further increase the commitments on the revolving credit facility to $775.0 million.
The Partnership was in compliance with the covenants under its Revolving Credit Facility at September 30, 2020.
Waiver and Forbearance Agreement
In May 2020, the Partnership entered into a limited waiver (the “Limited Waiver”) of an event of default with Wells Fargo Bank, N.A., as Administrative Agent (the “Administrative Agent”) and the Majority Lenders (as defined in the Partnership’s credit agreement), which provides forbearance of additional interest owed arising from an event of default (“Specified Default Interest”) until the earlier of (i) November 10, 2020 and (ii) an event of default. Pursuant to the Limited Waiver, the Partnership recorded an additional interest charge of $28.0 million during the nine months ended September 30, 2020. No additional interest charge was recorded during the three months ended September 30, 2020. The Limited Waiver excludes the Specified Default Interest from the interest coverage ratio financial covenant calculation.
On September 29, 2020, the Partnership entered into a Waiver, Discharge and Forgiveness Agreement and Forbearance Extension (the “Waiver and Forbearance Agreement”) to permanently waive payment of the Specified Default Interest, subject to certain conditions. Under the terms of the Waiver and Forbearance Agreement, the Administrative Agent and the Majority Lenders agreed to forbear from demanding payment of the Specified Default Interest until the earlier to occur of (i) an additional event of default and (ii) the occurrence of the maturity date provided for in the Senior Secured Superpriority Debtor-In-Possession Revolving Credit Agreement entered into on October 2, 2020, among Oasis Petroleum, the other parties party thereto, each of the lenders thereto and Wells Fargo Bank, N.A., as administrative agent and issuing bank. The effectiveness of the waiver, discharge and forgiveness of the Specified Default Interest is subject to certain conditions, namely, effectiveness of a chapter 11 plan of restructuring at Oasis Petroleum, as well as the maintenance of Oasis Petroleum’s and certain of its subsidiaries’ material contracts with OMP.

Quarterly Distribution
On November 3, 2020, the board of directors of OMP GP LLC (our “General Partner”) declared the quarterly cash distribution for the third quarter of 2020 of $0.54 per unit. In addition, the General Partner will receive a cash distribution of $1.0 million attributable to the incentive distribution rights related to earnings for the third quarter of 2020. These distributions will be payable on November 27, 2020 to unitholders of record as of November 13, 2020.
Qualified Notice
This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100.0%) of the Partnership’s distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business. Accordingly, the Partnership’s distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate.
Conference Call Information
Investors, analysts and other interested parties are invited to listen to the webcast and call:

Date:	Wednesday, November 4, 2020
Time:	10:00 a.m. Central Time
Live Webcast:	https://www.webcaster4.com/Webcast/Page/1777/38457
Website:	www.oasismidstream.com
Or:

Dial-in:	888-317-6003
Intl. Dial in:	412-317-6061
Conference ID:	0545071
A recording of the conference call will be available beginning at 11:30 a.m. Central Time on the day of the call and will be available until Wednesday, November 11, 2020 by dialing:

Replay dial-in:	877-344-7529
Intl. replay:	412-317-0088
Replay code:	10149670
The conference call will also be available for replay for approximately 30 days at www.oasismidstream.com.
Contact:
Oasis Midstream Partners LP
Bob Bakanauskas, (281) 404-9600
Director, Investor Relations
Forward-Looking Statements
This press release contains forward-looking statements. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Partnership, including the Partnership’s capital expenditure levels and other guidance included in this press release. These statements are based on certain assumptions made by the Partnership based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include, but are not limited to, developments in the global economy, particularly the public health crisis related to the novel coronavirus 2019 (“COVID-19”) pandemic and the adverse impact thereof on demand for crude oil and natural gas and our customers’ demand for our services, the risk of further impairments, the Partnership’s ability to integrate acquisitions into its existing business, changes in crude oil and natural gas prices, weather and environmental conditions, the timing of planned capital expenditures, availability of acquisitions, uncertainties in the estimates of proved reserves and forecasted production results of the Partnership’s customers, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as the Partnership's ability to access them, the proximity to and capacity of transportation facilities, an inability of Oasis Petroleum Inc. and certain of its wholly-owned subsidiaries (“Oasis Petroleum”) to effectively implement a plan of financial restructuring, an inability of Oasis Petroleum or our other customers to meet their operational and development plans on a timely basis or at all and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the Partnership's business and other important factors. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Partnership's actual results and plans could differ materially from those expressed in any forward-looking statements. In addition, certain of our forward-looking statements address the various risks and uncertainties associated with the extraordinary market environment and impacts resulting from the COVID-19 pandemic and the actions of foreign oil producers (most notably Saudi Arabia and Russia) to increase crude oil production and the expected impact on our businesses, operations, earnings and results. Because considerable uncertainty exists with respect to foreign oil production and the future pace and extent of a global economic recovery from the effects of the COVID-19 pandemic, we cannot predict whether or when crude oil production and economic activities will return to normalized levels.
Any forward-looking statement speaks only as of the date on which such statement is made and the Partnership undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
About Oasis Midstream Partners LP
Oasis Midstream Partners LP is a fee-based master limited partnership formed by its sponsor, Oasis Petroleum Inc., to own, develop, operate and acquire a diversified portfolio of midstream assets in North America that are integral to the crude oil and natural gas operations of Oasis Petroleum Inc. and are strategically positioned to capture volumes from other producers. For more information, please visit the Partnership’s website at www.oasismidstream.com.

OASIS MIDSTREAM PARTNERS LP
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30, 2020	December 31, 2019

	(In thousands, except unit data)
ASSETS
Current assets
Cash and cash equivalents	$34,699	$4,168
Accounts receivable	4,470	5,969
Accounts receivable – Oasis Petroleum	62,800	77,571
Inventory	8,094	—
Prepaid expenses	2,937	1,923
Other current assets	1,679	138
Total current assets	114,679	89,769
Property, plant and equipment	1,177,654	1,155,503
Less: accumulated depreciation, amortization and impairment	(231,826)	(98,982)
Total property, plant and equipment, net	945,828	1,056,521
Operating lease right-of-use assets	1,880	5,207
Other assets	2,334	3,172
Total assets	$1,064,721	$1,154,669
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$2,510	$2,478
Accounts payable – Oasis Petroleum	33,915	27,139
Accrued liabilities	12,854	50,210
Accrued interest payable	28,384	508
Current operating lease liabilities	2,006	3,005
Other current liabilities	634	594
Total current liabilities	80,303	83,934
Long-term debt	487,500	458,500
Asset retirement obligations	1,808	1,747
Operating lease liabilities	973	2,216
Other liabilities	4,961	3,644
Total liabilities	575,545	550,041
Equity
Limited partners
Common units (20,061,366 and 20,045,196 issued and outstanding at September 30, 2020 and December 31, 2019, respectively)	172,087	225,339
Subordinated units (13,750,000 units issued and outstanding at September 30, 2020 and December 31, 2019)	29,358	66,005
General Partner	1,027	1,026
Total partners’ equity	202,472	292,370
Non-controlling interests	286,704	312,258
Total equity	489,176	604,628
Total liabilities and equity	$1,064,721	$1,154,669

OASIS MIDSTREAM PARTNERS LP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019(1)	2020	2019(1)

	(In thousands, except per unit data)
Revenues
Midstream services – Oasis Petroleum	$67,401	$81,184	$206,340	$232,458
Midstream services – third parties	1,953	1,840	11,041	4,792
Product sales – Oasis Petroleum	15,184	20,517	39,841	60,517
Product sales – third parties	17	9	23	38
Total revenues	84,555	103,550	257,245	297,805
Operating expenses
Costs of product sales	5,958	7,001	16,605	27,088
Operating and maintenance	12,682	18,009	44,030	54,975
Depreciation and amortization	9,083	9,143	31,161	26,825
Impairment	1,458	—	103,441	—
General and administrative	8,870	7,665	26,607	24,222
Total operating expenses	38,051	41,818	221,844	133,110
Operating income	46,504	61,732	35,401	164,695
Other expenses
Interest expense, net of capitalized interest	(2,753)	(4,612)	(38,196)	(12,911)
Other expenses	(7)	—	(150)	(4)
Total other expenses	(2,760)	(4,612)	(38,346)	(12,915)
Net income (loss)	43,744	57,120	(2,945)	151,780
Less: Net income attributable to Delaware Predecessor	—	1,818	—	4,104
Less: Net income attributable to non-controlling interests	16,483	23,866	29,319	68,499
Net income (loss) attributable to Oasis Midstream Partners LP	27,261	31,436	(32,264)	79,177
Less: Net income attributable to General Partner	1,027	745	3,062	1,474
Net income (loss) attributable to limited partners	$26,234	$30,691	$(35,326)	$77,703
Earnings (loss) per limited partner unit
Common units – basic	$0.78	$0.91	$(1.05)	$2.30
Common units – diluted	0.78	0.91	(1.05)	2.30
Weighted average number of limited partner units outstanding
Common units – basic	20,045	20,027	20,044	20,022
Common units – diluted	20,048	20,038	20,044	20,039
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(1)Retrospectively adjusted for the transfer of net assets between entities under common control.

Non-GAAP Financial Measures
Cash Interest, Adjusted EBITDA and DCF are supplemental non-GAAP financial measures that are used by management and external users of the Partnership’s financial statements, such as industry analysts, investors, lenders and rating agencies. These non-GAAP financial measures should not be considered in isolation or as a substitute for interest expense, net income, operating income, net cash provided by operating activities or any other measures prepared under GAAP. Because Cash Interest, Adjusted EBITDA and DCF exclude some but not all items that affect interest expense, net income and net cash provided by operating activities and may vary among companies, the amounts presented may not be comparable to similar metrics of other companies.
Cash Interest
Cash Interest is defined as interest expense plus capitalized interest less amortization of deferred financing costs included in interest expense. Cash Interest is not a measure of interest expense as determined by GAAP. Management believes that the presentation of Cash Interest provides useful additional information to investors and analysts for assessing the interest charges incurred on the Partnership’s debt, excluding non-cash amortization, and the Partnership’s ability to maintain compliance with its debt covenants.
The following table presents a reconciliation of the GAAP financial measure of interest expense, net of capitalized interest, to the non-GAAP financial measure of Cash Interest for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019(1)	2020	2019(1)

	(In thousands)
Interest expense, net of capitalized interest(2)	$2,753	$4,612	$38,196	$12,911
Capitalized interest	5	331	322	633
Amortization of deferred financing costs	(274)	(243)	(815)	(660)
Cash Interest(2)	$2,484	$4,700	$37,703	$12,884
Less: Cash Interest attributable to Delaware Predecessor	—	(196)	—	(652)
Less: Cash Interest attributable to non-controlling interests	(3)	(3)	(9)	(8)
Cash Interest attributable to Oasis Midstream Partners LP(2)	$2,481	$4,501	$37,694	$12,224
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(1)Retrospectively adjusted for the transfer of net assets between entities under common control.
(2)For the nine months ended September 30, 2020, interest expense, Cash Interest and Cash Interest attributable to Oasis Midstream Partners LP each includes an additional interest charge of $28.0 million pursuant to the Limited Waiver. Excluding this additional interest charge, Cash Interest and Cash Interest attributable to Oasis Midstream Partners LP each would have been $9.7 million for the nine months ended September 30, 2020.

Adjusted EBITDA and Distributable Cash Flow
Adjusted EBITDA is defined as earnings (loss) before interest expense (net of capitalized interest), income taxes, depreciation, amortization, impairment, equity-based compensation expenses and other similar non-cash adjustments. Adjusted EBITDA attributable to Oasis Midstream Partners LP is defined as Adjusted EBITDA less Adjusted EBITDA attributable to Oasis Petroleum’s retained interests in two of the Partnership’s DevCos, Bobcat DevCo and Beartooth DevCo. Adjusted EBITDA should not be considered an alternative to net income (loss), net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Management believes that the presentation of Adjusted EBITDA provides information useful to investors and analysts for assessing the Partnership’s results of operations, financial performance and the Partnership’s ability to generate cash from its business operations without regard to the Partnership’s financing methods or capital structure, coupled with the Partnership’s ability to maintain compliance with its debt covenants. The GAAP measures most directly comparable to Adjusted EBITDA are net income (loss) and net cash provided by operating activities.
DCF is defined as Adjusted EBITDA attributable to Oasis Midstream Partners LP less Cash Interest attributable to Oasis Midstream Partners LP and maintenance capital expenditures attributable to Oasis Midstream Partners LP. DCF should not be considered an alternative to net income (loss), net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Management believes that the presentation of DCF provides information useful to investors and analysts for assessing the Partnership’s results of operations, financial performance and the Partnership’s ability to generate cash from its business operations without regard to the Partnership’s financing methods or capital structure, coupled with the Partnership’s ability to make distributions to its unitholders. The GAAP measures most directly comparable to DCF are net income (loss) and net cash provided by operating activities.
The following table presents reconciliations of the GAAP financial measures of net income (loss) and net cash provided by operating activities to the non-GAAP financial measures of Adjusted EBITDA and DCF for the periods presented:

	Three Months Ended September 30,				Nine Months Ended September 30,
	2020		2019(1)		2020		2019(1)

	(In thousands)
Net income (loss)	$43,744		$57,120		$(2,945)		$151,780
Depreciation and amortization	9,083		9,143		31,161		26,825
Impairment	1,458		—		103,441		—
Equity-based compensation expense	68		84		201		303
Interest expense, net of capitalized interest	2,753		4,612		38,196		12,911
Adjusted EBITDA	57,106		70,959		170,054		191,819
Less: Adjusted EBITDA attributable to Delaware Predecessor	—		2,078		—		4,897
Less: Adjusted EBITDA attributable to non-controlling interests	19,808		26,913		60,553		77,396
Adjusted EBITDA attributable to Oasis Midstream Partners LP	37,298		41,968		109,501		109,526
Less: Cash Interest attributable to Oasis Midstream Partners LP	2,481		4,501		37,694		12,224
Less: Maintenance capital expenditures attributable to Oasis Midstream Partners LP	767		1,760		2,660		6,594
Distributable Cash Flow attributable to Oasis Midstream Partners LP(2)	$34,050		$35,707		$69,147		$90,708

Net cash provided by operating activities	$53,260		$59,874		$166,405		$175,578
Interest expense, net of capitalized interest	2,753		4,612		38,196		12,911
Changes in working capital	1,367		6,716		(33,732)		3,987
Other non-cash adjustments	(274)		(243)		(815)		(657)
Adjusted EBITDA	57,106		70,959		170,054		191,819
Less: Adjusted EBITDA attributable to Delaware Predecessor	—		2,078		—		4,897
Less: Adjusted EBITDA attributable to non-controlling interests	19,808		26,913		60,553		77,396
Adjusted EBITDA attributable to Oasis Midstream Partners LP	37,298		41,968		109,501		109,526
Less: Cash Interest attributable to Oasis Midstream Partners LP	2,481		4,501		37,694		12,224
Less: Maintenance capital expenditures attributable to Oasis Midstream Partners LP	767		1,760		2,660		6,594
Distributable Cash Flow attributable to Oasis Midstream Partners LP(2)	$34,050		$35,707		$69,147		$90,708

Distributions declared
Limited partners	$18,258		$17,405		$54,774		$49,848
Incentive distribution rights	1,027		745		3,081		1,474
Total distributions	$19,285		$18,150		$57,855		$51,322

DCF coverage ratio(2)	1.8	x	2.0	x	1.2	x	1.8	x
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(1)Retrospectively adjusted for the transfer of net assets between entities under common control.
(2)DCF attributable to Oasis Midstream Partners LP for the nine months ended September 30, 2020 was reduced by an additional interest charge of $28.0 million, pursuant to the Limited Waiver. Excluding the impact of this additional interest charge, DCF attributable to Oasis Midstream Partners LP and the DCF coverage ratio would have been $97.2 million and 1.7x, respectively, for the nine months ended September 30, 2020.